Exhibit 4.4

EXECUTION COPY

BA CREDIT CARD FUNDING, LLC

Transferor

FIA CARD SERVICES, NATIONAL ASSOCIATION

(formerly known as MBNA America Bank, National Association)

Servicer

and

THE BANK OF NEW YORK

Trustee

on behalf of the Series 2001-D Certificateholders

SECOND AMENDED AND RESTATED

SERIES 2001-D SUPPLEMENT

Dated as of October 20, 2006

to

SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

Dated as of October 20, 2006

BA MASTER CREDIT CARD TRUST II

SERIES 2001-D

EXHIBITS

EXHIBIT A	Form of Certificate

EXHIBIT B	Form of Monthly Payment Instructions and Notification to the Trustee

EXHIBIT C	Form of Monthly Series 2001-D Certificateholder’s Statement

EXHIBIT D	Form of Annual Certification

EXHIBIT E	Servicing Criteria to be Addressed in Assessment of Compliance

-i-

SCHEDULE 1

Schedule to the Exhibit C of the Pooling and Servicing Agreement

-ii-

THIS SECOND AMENDED AND RESTATED SERIES 2001-D SUPPLEMENT (this “Series Supplement”), by and among FIA CARD SERVICES, NATIONAL ASSOCIATION (formerly known as MBNA America Bank, National Association), a national banking association (“FIA”), as Servicer, BA CREDIT CARD FUNDING, LLC, a Delaware limited liability company (“Funding”), as Transferor, and THE BANK OF NEW YORK, as Trustee under the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, between FIA, as Servicer, Funding, as Transferor, and the Trustee, as amended and supplemented from time to time (the “Agreement”), is dated as of October 20, 2006.

WHEREAS, the Trustee and MBNA America Bank, National Association (“MBNA”) (as the predecessor to FIA) have heretofore executed and delivered a Series 2001-D Supplement, dated as of May 24, 2001 (as amended, supplemented or otherwise modified prior to June 10, 2006, the “Original Series 2001-D Supplement”);

WHEREAS, the Trustee and FIA have heretofore executed and delivered an Amended and Restated Series 2001-D Supplement, dated as of June 10, 2006 (as amended, supplemented or otherwise modified prior to October 20, 2006, the “Amended and Restated Series 2001-D Supplement”); and

WHEREAS, Funding, as Transferor, FIA, as Servicer, and the Trustee have executed the Agreement in order to substitute Funding in the place of FIA as the Seller (now referred to as the Transferor);

WHEREAS, the parties hereto desire to amend and restate in its entirety the Amended and Restated Series 2001-D Supplement to, among other things, provide for the substitution of Funding in the place of FIA, in its capacity as Seller (now referred to as the Transferor) under the Amended and Restated Series 2001-D Supplement.

NOW, THEREFORE, in consideration of the promises and the agreements contained herein, the Amended and Restated Series 2001-D Supplement is hereby amended and restated in its entirety as follows:

Section 6.09 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

Pursuant to the Original Series 2001-D Supplement, MBNA, as seller and predecessor to the Transferor, and the Trustee created a Series consisting of an Investor Certificate, and this Series Supplement shall specify the Principal Terms thereof.

SECTION 1. Designation.

(a) The Series created pursuant to the Original Series 2001-D Supplement consists of an Investor Certificate issued pursuant to the Agreement and the Original Series 2001-D Supplement and known as the “Series 2001-D Certificate.” Such Investor Certificate has been issued in one Class and is designated the Asset Backed Certificate, Series 2001-D (the “Series 2001-D Certificate”). The Series 2001-D Certificate has been issued as one definitive certificate substantially in the form of Exhibit A hereto.

(b) Series 2001-D is included in Group One (as defined below). Series 2001-D is not subordinated to any other Series.

(c) Except as expressly provided herein, (i) the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and the opinion described in subsection 6.09(b)(d)(i) and clauses (a) and (c) of the definition of Tax Opinion in Section 1.01 of the Agreement do not apply to the Series 2001-D Certificate, and (ii) the provisions of Section 3.07 of the Agreement do not apply to cause the Series 2001-D Certificate to be treated as debt for federal, state and local income and franchise tax purposes, but rather the Transferor intends and, together with the Series 2001-D Certificateholders, agrees to treat the Series 2001-D Certificate for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

(d) This Series Supplement is the Series 2001-D Supplement referred to in the Third Amended and Restated Trust Agreement of the BA Credit Card Trust, dated as of October 20, 2006, among Funding, as beneficiary, and Wilmington Trust Company, as owner trustee.

SECTION 2. Definitions.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Articles, Sections or subsections of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Certificate and no other Series of Certificates issued by the Trust.

“Accumulation Period” with respect to Series 2001-D shall mean, solely for the purposes of the definition of Group One Monthly Principal Payment as such term is defined in each Supplement relating to Group One, the Revolving Period.

“Adjusted Outstanding Dollar Principal Amount” shall have the meaning specified in the Indenture.

“Aggregate Investor Default Amount” shall mean, with respect to any Monthly Period, the sum of the Investor Default Amounts with respect to such Monthly Period.

“Aggregate Reallocated Principal Amount” shall mean, with respect to any Monthly Period, the aggregate Reallocated Principal Amount (as defined in the Indenture) for all series of Notes for such Monthly Period.

“Agreement” means the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, among Funding, as Transferor, FIA, as Servicer, and The Bank of New York, as trustee, as amended, restated and supplemented from time to time.

“Allocation Reset Date” shall mean, with respect to any Monthly Period, any date on which (a) the Investor Interest is increased as a result of (i) the issuance of a new tranche of Notes or the issuance of additional Notes in an Outstanding tranche of Notes during such Monthly Period, (ii) the accretion of principal on Discount Notes during such Monthly Period, or (iii) a release of pre-funded amounts (other than prefunded amounts deposited during such Monthly Period) from a principal funding account for any Note during such Monthly Period, (b) an Addition Date occurs or (c) a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust; provided, however, that solely with respect to this term, “Series” shall mean any series of Investor Certificates (as defined in the Agreement) and any series, class or tranche of Notes.

“Amendment Closing Date” shall mean October 20, 2006.

“Available Funds” shall mean, with respect to any Monthly Period, an amount equal to the sum of (i) Collections of Finance Charge Receivables and amounts with respect to Annual Membership Fees allocated to the Series 2001-D Certificate and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.03(a) and Section 2.08 of the Agreement and subsection 3(b) of this Series Supplement), plus (ii) Principal Account Investment Proceeds to be treated as Available Funds for such Monthly Period pursuant to subsection 4.02(e) of the Agreement as amended by subsection 5(b) of this Series Supplement, plus (iii) Finance Charge Account Investment Proceeds to be treated as Available Funds for such Monthly Period pursuant to subsection 4.02(e) of the Agreement as amended by subsection 5(b) of this Series Supplement, minus (iv) if FIA or The Bank of New York is the Servicer, any Servicer Interchange for the related Monthly Period.

“Available Investor Principal Collections” shall mean with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, plus (b) the amount of Shared Principal Collections with respect to Group One that are allocated to Series 2001-D in accordance with subsection 4.07(b).

“BAseries Indenture Supplement” means the Second Amended and Restated Indenture Supplement, dated as of October 20, 2006, between BA Credit Card Trust (formerly known as MBNA Credit Card Master Note Trust), a Delaware statutory trust, and the Bank of New York, a New York banking corporation, as Indenture Trustee, as amended, restated and supplemented from time to time.

“Certificate Representative” shall mean (a) if there is one Holder of the Series 2001-D Certificate, such Holder or the designee of such Holder, and (b) if there is more than one Holder of the Series 2001-D Certificate, the designee of the Holders of a majority of the outstanding principal balance of the Series 2001-D Certificate.

“Closing Date” shall mean May 24, 2001.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall have the meaning specified in subsection 25(a).

“Cumulative Series Principal Shortfall” shall mean the sum of the Series Principal Shortfalls (as such term is defined in each of the related Series Supplements) for each Series in Group One.

“Daily Principal Shortfall” shall mean, on any date of determination, the excess of the Group One Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Collections processed in respect of Principal Receivables for such Monthly Period allocable to Investor Certificates of all outstanding Series in Group One, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date.

“Distribution Date” shall mean July 16, 2001 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Finance Charge Account Investment Proceeds” shall mean, with respect to each Transfer Date, the investment earnings on deposits of Collections of Finance Charge Receivables for the related Monthly Period in the Finance Charge Account (net of investment expenses and losses) for the period from and including the first day of the related Monthly Period to but excluding such Transfer Date.

“Fitch” shall mean Fitch, Inc., or any successor thereto.

“Floating Allocation Investor Interest” shall mean, on any date of determination during any Monthly Period, an amount equal to the aggregate Available Funds Allocation Amount (as defined in the Indenture) for all series of Notes.

“Floating Investor Percentage” shall mean, with respect to any date of determination during any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Floating Allocation Investor Interest for such date and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the first calendar month in the first Monthly Period), and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Finance Charge Receivables or Default Amounts, as applicable, for all outstanding Series on such date of determination;

provided, however, that with respect to any Monthly Period in which an Allocation Reset Date occurs, the denominator determined pursuant to clause (a) hereof shall be, on and after such date, the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the most recently occurring Allocation Reset Date (after adjusting for the aggregate amount of Principal Receivables, if any, added to or removed from the Trust on such Allocation Reset Date).

“Group One” shall mean Series 2001-D and each other Series specified in the related Supplement to be included in Group One.

“Group One Monthly Principal Payment” shall mean with respect to any Monthly Period, for all Series in Group One (including Series 2001-D) which are in an Amortization Period or Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series in Group One), (b) the Controlled Deposit Amount for the related Transfer Date for any Series (other than this Series 2001-D) in its Accumulation Period, other than its Rapid Accumulation Period, if applicable (as such terms are defined in the related Supplements for all Series in Group One), (c) if Series 2001-D is in its Accumulation Period, the Monthly Principal Target for such Monthly Period, (d) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in Group One in its Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series in Group One), (e) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in Group One in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One), and (f) such other amounts as may be specified in the related Supplements for all Series in Group One.

“Indenture” shall mean the Second Amended and Restated Indenture, dated as of October 20, 2006, between BA Credit Card Trust (formerly known as MBNA Credit Card Master Note Trust), as Issuer, and The Bank of New York, as indenture trustee, as amended and supplemented from time to time.

“Initial Investor Interest” shall mean, when used in the Agreement, this Series Supplement or any other Supplement with respect to Series 2001-D and with respect to any Monthly Period, the Initial Dollar Principal Amount (as defined in the Indenture) of any Outstanding series, class or tranche of Notes.

“Insolvency Proceeds” shall mean any proceeds arising out of a sale, disposition or liquidation of Receivables (or interests therein) pursuant to subsection 9.02(a) of the Agreement.

“Investor Default Amount” shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Floating Investor Percentage on the day such Account became a Defaulted Account.

“Investor Default Rate” shall mean, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Aggregate Investor Default Amount for such Monthly Period and the denominator of which is the Weighted Average Floating Allocation Investor Interest for such Monthly Period.

“Investor Interest” with respect to Series 2001-D shall mean, on any date of determination, an amount equal to the sum of the Nominal Liquidation Amounts for each tranche of Notes Outstanding as of such date of determination.

“Investor Percentage” shall mean for any Monthly Period, (a) with respect to Finance Charge Receivables and Default Amounts, the Floating Investor Percentage and (b) with respect to Principal Receivables, the Principal Investor Percentage.

“Investor Principal Collections” shall mean, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period pursuant to subsections 4.05(a)(ii) or 4.05(b)(ii), in each case, as applicable to such Monthly Period, and (b) the aggregate amount of Unallocated Principal Collections deposited into the Principal Account pursuant to subsection 4.05(c).

“Investor Servicing Fee” shall have the meaning specified in subsection 3(a) hereof.

“Legal Maturity Date,” with respect to any tranche of Notes, shall have the meaning specified in the Indenture.

“Monthly Interest Proxy Amount” shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to the sum of (a) the product of (i) the aggregate amount targeted to be deposited into the Interest Funding Account (for the avoidance of doubt, such amount shall include any interest, specified deposits, payments to derivative counterparties, program fees, liquidity fees or other amounts targeted to be deposited into the Interest Funding Account pursuant to the Indenture and the BAseries Indenture Supplement) for all outstanding tranches of Notes on the Transfer Date occurring in such Monthly Period and (ii) 1.50 and (b) following any increase in the Floating Allocation Investor Interest during such Monthly Period, the aggregate amount targeted to be deposited into the Interest Funding Account on the following Transfer Date which relates to such increase.

“Monthly Interest Target” shall mean, with respect to each Monthly Period, an amount equal to the aggregate Targeted Interest Deposit Amounts (as defined in the Indenture) for all series of Notes for such Monthly Period.

“Monthly Period” shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Series 2001-D Certificate shall begin on and include the Closing Date and shall end on and include June 30, 2001.

“Monthly Principal Target” shall mean, with respect to each Monthly Period, an amount equal to the aggregate Targeted Principal Deposit Amounts (as defined in the Indenture) for all series of Notes for such Monthly Period.

“Monthly Servicing Fee Proxy Amount” shall mean, with respect to any Monthly Period, as determined on any date of determination, an amount equal to the Net Servicing Fee calculated for the preceding Monthly Period.

“Net Servicing Fee” shall have the meaning specified in subsection 3(a) of this Series Supplement.

“Net Servicing Fee Rate” shall mean (a) so long as FIA or The Bank of New York is the Servicer, 1.25% per annum and (b) if FIA or The Bank of New York is no longer the Servicer, 2.0% per annum.

“Netting Conditions” shall mean each of the following conditions: (i) a Pay Out Event with respect to Series 2001-D shall not have occurred and be continuing, (ii) an Early Redemption Event as described in Section 4.01 of the BAseries Indenture Supplement with respect to the Notes or similar early redemption event relating to excess spread amounts or portfolio yield as described in the Indenture Supplement for any other outstanding series of Notes shall not have occurred and be continuing, (iii) an Event of Default and acceleration as described in Section 701(a) or (b) of the Indenture shall not have occurred and be continuing, and (iv) the Servicer shall have a long-term unsecured debt rating of not lower than investment grade provided by Standard & Poor’s and Fitch; provided, that the Netting Condition in this clause (iv) will be deemed to be satisfied unless it is not satisfied for a period of five Business Days and such condition has not been waived in writing by each applicable Rating Agency or cured.

“Nominal Liquidation Amount,” with respect to any tranche of Notes, shall have the meaning specified in the Indenture.

“Note” or “Notes” shall mean each Note or the Notes (as defined in the Indenture) secured by the Series 2001-D Certificate.

“Outstanding” shall have the meaning specified in the Indenture.

“Pay Out Commencement Date” shall mean the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 of the Agreement or a Series 2001-D Pay Out Event is deemed to occur pursuant to Section 7 hereof.

“Payment Instruction” shall have the meaning specified in the Indenture.

“Permitted Assignee” shall mean any Person (other than the Transferor or any of its Affiliates) who, if it were the holder of an interest in the Trust would not cause the Trust to be taxable as a publicly traded partnership for federal income tax purposes.

“Principal Account Investment Proceeds” shall mean, with respect to each Transfer Date, the investment earnings on deposits of Collections of Principal Receivables for the related Monthly Period in the Principal Account (net of investment expenses and losses) for the period from and including the first day of the related Monthly Period to but excluding such Transfer Date.

“Principal Allocation Investor Interest” shall mean, on any date of determination during any Monthly Period, an amount equal to the aggregate Principal Allocation Amounts (as defined in the Indenture) for all series of Notes.

“Principal Investor Percentage” shall mean, with respect to any date of determination during any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Principal Allocation Investor Interest for such date and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the last day of the prior Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the day preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the first calendar month in the first Monthly Period), and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Allocation Reset Date occurs, the denominator determined pursuant to clause (a) hereof shall be, on and after such date, the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the most recently occurring Allocation Reset Date (after adjusting for the aggregate amount of Principal Receivables, if any, added to or removed from the Trust on such Allocation Reset Date).

“Rapid Amortization Period” shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the earlier to occur of (a) the Series 2001-D Termination Date and (b) the termination of the Trust pursuant to Section 12.01 of the Agreement.

“Rating Agency” shall mean, so long as any tranche of Notes is rated by Moody’s, Moody’s, so long as any tranche of Notes is rated by Standard & Poor’s, Standard & Poor’s and, so long as any tranche of Notes is rated by Fitch, Fitch.

“Rating Agency Condition” shall mean the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that an action will not result in any Rating Agency reducing or withdrawing its then existing rating of the Investor Certificates (as defined in the Agreement) of any outstanding Series or class of a Series with respect to which it is a Rating Agency.

“Reassignment Amount” shall mean, with respect to any Transfer Date, the sum of (a) the Adjusted Outstanding Dollar Principal Amount (as defined in the Indenture) of all

Notes on such Transfer Date, (b) the Monthly Interest Target with respect to the immediately preceding Monthly Period and (c) any due and unpaid BAseries Servicing Fee (as such term is defined in the BAseries Indenture Supplement) owed to the Servicer, or any other fees and expenses of the Indenture Trustee payable by the BA Credit Card Trust pursuant to the Indenture, each after giving effect to any deposits and distributions otherwise to be made on such Transfer Date.

“Revolving Period” shall mean the period from and including the Closing Date to, but not including, the Pay Out Commencement Date.

“Sarbanes Certification” shall have the meaning specified in subsection 23(d)(iii).

“Securitization Transaction” shall mean any New Issuance of Investor Certificates, pursuant to Section 6.03 of the Agreement, or issuance of Notes by the BA Credit Card Trust, publicly offered or privately placed, rated or unrated.

“Segregated Transferor Interest” shall mean a dollar amount of the Transferor Interest equal to the aggregate prefunded amounts on deposit in the Principal Funding Accounts for each series of Notes, as notified to the Servicer pursuant to Section 4.09 of the Agreement.

“Series 2001-D” shall mean the Series of BA Master Credit Card Trust II (formerly known as MBNA Master Credit Card Trust II) represented by the Series 2001-D Certificate.

“Series 2001-D Certificate” shall have the meaning specified in Section 1.

“Series 2001-D Certificateholders” shall mean the Holders of the Series 2001-D Certificate.

“Series 2001-D Monthly Principal Payment” shall mean, with respect to any Monthly Period, an amount equal to the aggregate Monthly Principal Payments (as defined in the Indenture) for each series of Notes for such Monthly Period.

“Series 2001-D Pay Out Event” shall have the meaning specified in Section 7 hereof.

“Series 2001-D Termination Date” shall mean the earlier to occur of (a) the date designated by the Transferor following the last Legal Maturity Date of any series, class or tranche of Notes, and (b) the Trust Termination Date.

“Series Principal Shortfall” shall mean, with respect to any Transfer Date, the excess, if any, of the sum of the Principal Shortfalls (as defined in the Indenture) for all series of Notes for the related Monthly Period over the sum of the Principal Excesses (as defined in the Indenture) for all series of Notes for the related Monthly Period.

“Series Servicing Fee Percentage” shall mean 2.0%.

“Servicer Interchange” shall mean, for any Transfer Date, the portion of Collections of Finance Charge Receivables allocated to the Series 2001-D Certificate and deposited in the Finance Charge Account with respect to the related Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for any Transfer Date shall not exceed one-twelfth of the product of (i) the Weighted Average Floating Allocation Investor Interest for the related Monthly Period and (ii) 0.75%.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Participant” shall mean the Servicer, any Subservicer or any Person that participates in any of the servicing functions specified in Item 1122(d) of Regulation AB with respect to the Receivables. For the avoidance of doubt, the term “Servicing Participant” shall not include the Trustee.

“Servicing Party” shall have the meaning specified in subsection 23(f)(i).

“Shared Principal Collections” shall mean, with respect to any Transfer Date, either (a) the amount allocated to the Series 2001-D Certificate which may be applied to the series principal shortfall with respect to other outstanding Series in Group One or (b) the amounts allocated to the Investor Certificates of other Series in Group One which the applicable Supplements for such Series specify are to be treated as “Shared Principal Collections” and which may be applied to cover the Series Principal Shortfall with respect to the Series 2001-D Certificate.

“Subordinated Principal Target Deposit Amount” shall mean, for any date of determination during any Monthly Period, an amount equal to the excess, if any, of (a) the sum of (i) the Monthly Interest Proxy Amount for such Monthly Period, plus (ii) if FIA or The Bank of New York is not the Servicer, the Monthly Servicing Fee Proxy Amount for such Monthly Period, over (b) the aggregate amount of Collections of Finance Charge Receivables allocated to the Series 2001-D Certificateholders for the preceding Monthly Period (unless the Transferor or the Servicer has reason to expect that Collections of Finance Charge Receivables allocated to the Investor Certificateholders for the current Monthly Period will be materially less, in which case, the amount calculated pursuant to clause (b) shall be such lesser amount).

“Subordinated Note Percentage” shall mean, with respect to any date of determination during any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Allocation Amounts (as defined in the Indenture) for such date calculated for those Notes which are subordinated to any senior Notes and the denominator of which is the Principal Allocation Investor Interest for such date.

“Subservicer” shall mean any Person that services the Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under the Agreement or this Series Supplement that are identified in Item 1122(d) of Regulation AB. For the avoidance of doubt, the term “Subservicer” shall not include the Trustee.

“Termination Proceeds” shall mean any proceeds arising out of a sale of Receivables (or interests therein) pursuant to subsection 12.01(b) of the Agreement with respect to Series 2001-D.

“Unallocated Principal Collections” shall have the meaning specified in subsection 4.05(c).

“Weighted Average Floating Allocation Investor Interest” shall mean, with respect to any Monthly Period, the sum of the Floating Allocation Investor Interest as of the close of business on each day during such Monthly Period divided by the actual number of days in such Monthly Period.

SECTION 3. Servicing Compensation and Assignment of Interchange.

(a) The share of the Servicing Fee allocable to Series 2001-D with respect to any Transfer Date (the “Investor Servicing Fee”) shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Weighted Average Floating Allocation Investor Interest for the Monthly Period preceding such Transfer Date. On each Transfer Date for which FIA or The Bank of New York is the Servicer, the Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. Should the Servicer Interchange on deposit in the Finance Charge Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 0.75% of the Weighted Average Floating Allocation Investor Interest for such Monthly Period, the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the Finance Charge Account. The share of the Investor Servicing Fee allocable to the Series 2001-D Certificate with respect to any Transfer Date (the “Net Servicing Fee”) shall be equal to one-twelfth of the product of (i) the Net Servicing Fee Rate and (ii) the Weighted Average Floating Allocation Investor Interest for the related Monthly Period. Except as specifically provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Transferor or the Investor Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2001-D Certificateholders be liable therefor. The Net Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to the Indenture.

(b) On or before each Transfer Date, the Transferor shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables and allocable to the Series 2001-D Certificateholders with respect to the preceding Monthly Period as determined pursuant to this subsection 3(b). Such amount of Interchange shall be equal to the product of (i) the total amount of Interchange paid to the Transferor with respect to such Monthly Period and (ii) the Investor Percentage with regard to Finance Charge Receivables. On each Transfer Date, the Transferor shall cause to be deposited into the Finance Charge Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables allocable to the Series 2001-D Certificate with respect to the preceding Monthly Period. The Transferor hereby assigns, sets-over, conveys, pledges and grants a security interest and lien to the Trustee for the benefit of the Series 2001-D Certificateholders in Interchange and the proceeds of Interchange, as set forth in this subsection 3(b). In connection with the foregoing grant of a security interest, this Series Supplement shall constitute a security agreement under applicable law. To the extent that a Supplement for a related Series, other than Series 2001-D, assigns, sets-over, conveys, pledges or grants a security interest in Interchange allocable to the Trust, all Investor Certificates of any such Series (except as otherwise specified in any such Supplement) and the Series 2001-D Certificate shall rank pari passu and be equally and ratably entitled as provided herein to the benefits of such Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Series Supplement and other related Supplements.

SECTION 4. Delivery of the Series 2001-D Certificate.

(a) On or prior to the Closing Date, the Seller (as defined in the Agreement) executed the Series 2001-D Certificate and delivered it to the Trustee for authentication in accordance with Section 6.01 of the Agreement. The Trustee delivered such Certificate after it was authenticated in accordance with Section 6.02 of the Agreement.

(b) The Series 2001-D Certificate shall be delivered as a Registered Certificate as provided in Section 6.01 of the Agreement.

(c) The Series 2001-D Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(d) When issued and sold in accordance with the terms of the Agreement, including when duly executed and authenticated by the Trustee in accordance with the terms of the Agreement and when issued and delivered against payment therefore, the Series 2001-D Certificate will be duly and validly issued and outstanding, fully paid, non-assessable, and entitled to the benefits of the Agreement.

SECTION 5. Article IV of the Agreement.

(a) Except as otherwise provided in subsection 5(b), Sections 4.01, 4.02 and 4.03 shall be read in their entirety as provided in the Agreement.

(b) Notwithstanding any provision of the Agreement or this Series Supplement to the contrary, subsection 4.02(e) of the Agreement shall be amended to provide that on each Transfer Date the Trustee, at the Transferor’s direction given on or before such

Transfer Date, shall (i) treat as Available Funds in accordance with subsection 4.06(a) Series 2001-D’s pro rata portion of Finance Charge Account Investment Proceeds with respect to such Transfer Date based on the ratio of the aggregate amount on deposit in the Finance Charge Account with respect to Series 2001-D for the related Monthly Period at the commencement of such Transfer Date to the aggregate amount on deposit in the Finance Charge Account for the related Monthly Period at the commencement of such Transfer Date and (ii) treat as Available Funds in accordance with subsection 4.06(a) Series 2001-D’s pro rata portion of Principal Account Investment Proceeds with respect to such Transfer Date based on the ratio of the aggregate amount on deposit in the Principal Account with respect to Series 2001-D at the commencement of such Transfer Date to the aggregate amount on deposit in the Principal Account at the commencement of such Transfer Date.

(c) Article IV (except for Sections 4.01, 4.02 and 4.03 thereof) shall be read in its entirety as follows and shall be applicable only to the Series 2001-D Certificate:

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND

ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.04 Rights of Series 2001-D Certificateholders. The Series 2001-D Certificate shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificate at the times and in the amounts specified in this Agreement, (a) the Floating Investor Percentage and Principal Investor Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account and the Principal Account. The Transferor Interest shall not represent any interest in the Collection Account, the Finance Charge Account or the Principal Account, except as specifically provided in this Article IV.

SECTION 4.05 Allocations.

(a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Series 2001-D Certificateholders or the Holder of the Transferor Interest and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Allocate to the Series 2001-D Certificateholders and deposit in the Finance Charge Account an amount equal to the product of (y) the Floating Investor Percentage on the Date of Processing of such Collections and (z) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing. Funds deposited into the Finance Charge Account pursuant to this subsection 4.05(a)(i) shall be applied in accordance with Section 4.06.

(ii) Allocate to the Series 2001-D Certificateholders an amount equal to the product of (1) the Principal Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing, and, of such amount:

(A) deposit in the Principal Account on each such Date of Processing an amount equal to the Daily Principal Shortfall;

(B) deposit in the Principal Account the following amounts:

(1) on each such Date of Processing, an amount equal to the lesser of (x) the Subordinated Note Percentage of the Collections in respect of Principal Receivables allocated to the Series 2001-D Certificateholders pursuant to this subsection 4.05(a)(ii) and (y) so long as the Netting Conditions are satisfied, the Subordinated Principal Target Deposit Amount; provided, however, that if the Netting Conditions are not satisfied, an amount equal to subsection 4.05(a)(ii)(B)(1)(x).

(2) on the related Transfer Date, deposit in the Principal Account an amount equal to the lesser of (x) the Collections in respect of Principal Receivables allocated to the Series 2001-D Certificateholders pursuant to this subsection 4.05(a)(ii) and not previously deposited in the Principal Account and (y) the excess, if any, of the Aggregate Reallocated Principal Amount for the related Monthly Period over the aggregate amount on deposit in the Principal Account pursuant to subsection 4.05(a)(ii)(B)(1) on the close of business on the last day of the related Monthly Period; and

(C) pay to the Holder of the Transferor Interest an amount equal to any excess; provided, however, that the amount to be paid to the Holder of the Transferor Interest pursuant to this subsection 4.05(a)(ii)(C) with respect to any Date of Processing shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest on such Transfer Date is equal to or greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(c).

(b) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Series 2001-D Certificateholders or the Holder of the Transferor Interest and pay or deposit from the Collection Account the following amounts as set forth below:

(i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Floating Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.06.

(ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Principal Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.05(b)(ii)(A) shall not exceed the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments, deposits and adjustments to be made to the Investor Interest on the Transfer Date relating to such Monthly Period) and (B) pay to the Holder of the Transferor Interest an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Interest pursuant to this subsection 4.05(b)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest on such Date of Processing is equal to or greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(c).

(c) Unallocated Principal Collections. Any Collections in respect of Principal Receivables not allocated and paid to the Holder of the Transferor Interest because of the limitations contained in subsections 4.05(a)(ii)(C) and 4.05(b)(ii)(B) and any amounts allocable to the Series 2001-D Certificate deposited in the Principal Account pursuant to subsections 2.04(d)(iii) and 4.03(c) (“Unallocated Principal Collections”) shall be held in the Principal Account and, except as provided in the following sentence, shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest. For each Transfer Date with respect to any Note Accumulation Period (as defined in the Indenture), any such Unallocated Principal Collections held in the Principal Account on such Transfer Date shall be included in the Investor Principal Collections which to the extent available shall be distributed as Available Investor Principal Collections to be applied pursuant to Section 4.06 on such Transfer Date.

(d) Payments. With respect to the Series 2001-D Certificate, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.05(a) or 4.05(b), with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such account and distributed on or prior to the related Transfer Date to the Series 2001-D Certificateholders and (ii) if at any time prior to such Transfer Date the amount of Collections deposited in the Collection Account, the Finance Charge Account or the Principal Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer must immediately withdraw the excess from the Collection Account, the Finance Charge Account or the Principal Account, as applicable, and immediately pay it to the Holder of the Transferor Interest.

SECTION 4.06 Monthly Payments. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account and the Principal Account as follows:

(a) An amount equal to the Available Funds deposited into the Finance Charge Account for the related Monthly Period will be paid on each Transfer Date to the Series 2001-D Certificateholders in accordance with Section 5.01.

(b) During the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) an amount equal to the lesser of (A) the Available Investor Principal Collections for such Transfer Date and (B) an amount equal to the Series 2001-D Monthly Principal Payment for the related Monthly Period shall be paid on each Transfer Date to the Series 2001-D Certificateholders in accordance with Section 5.01;

(ii) an amount equal to the lesser of (A) the Available Investor Principal Collections remaining after the application specified in subsection 4.06(b)(i) above and (B) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.06(b)(i) above for such Transfer Date and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series in Group One (including Series 2001-D) and (2) the Cumulative Series Principal Shortfall shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 2001-D; and

(iii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections for such Transfer Date over (B) the applications specified in subsections 4.06(b)(i) and (ii) above shall be paid to the Holder of the Transferor Interest; provided, however, that the amount to be paid to the Holder of the Transferor Interest pursuant to this subsection 4.06(b)(iii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest on such Date of Processing is equal to or greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(c).

(c) During the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i) an amount equal to the Investor Interest shall be paid on each Transfer Date to the Series 2001-D Certificateholders in accordance with Section 5.01;

(ii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in subsection 4.06(c)(i) above shall be paid to the Holder of the Transferor Interest; provided, however, that the amount to be paid to the Holder of the Transferor Interest pursuant to this subsection 4.06(c)(ii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest on such Date of Processing is equal to or greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(c).

SECTION 4.07 Shared Principal Collections.

(a) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal Collections allocable to Series 2001-D on any Transfer Date shall be applied as an Available Investor Principal Collection pursuant to Section 4.06 and pursuant to such Section 4.06 shall be paid on such Transfer Date to the Certificate Representative.

(b) Shared Principal Collections allocable to Series 2001-D with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 2001-D for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 2001-D on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 2001-D for such Transfer Date and the denominator of which is the Cumulative Series Principal Shortfall for all Series in Group One for such Transfer Date.

(c) Solely for the purpose of determining the amount of Available Investor Principal Collections to be treated as Shared Principal Collections on any Transfer Date allocable to other Series in Group One, on each Determination Date, the Servicer shall determine the amount of Shared Principal Collections with respect to Series 2001-D as of such Determination Date for the following Transfer Date.

SECTION 4.08 Transferor’s or Servicer’s Failure to Make a Deposit or Payment. If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by subsections 2.04(d) and (e) and 12.02(a) or Sections 10.02 and 12.01) required to be made or given by the Servicer or the Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Servicer or the Transferor. The Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amount thereof. The Servicer or the Transferor, as applicable, shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Transferor or the Servicer, as the case may be.

SECTION 4.09 Collections of Finance Charge Receivables Allocable to Segregated Transferor Interest. The Certificate Representative may from time to time notify the Transferor and the Servicer of the existence of a prefunding target amount and of the amount of the Transferor Interest that is to be the Segregated Transferor Interest in an amount equal to the prefunded amounts on deposit in the Principal Funding Accounts (as defined in the Indenture and any supplement thereto) for any series of Notes. Prior to the close of business on the day any Collections are deposited in the Collection Account during the Monthly Period in which such notice was given from and after the date of such notice, the Servicer will:

(a) allocate to the Segregated Transferor Interest and deposit in the Finance Charge Account the aggregate amount of all Collections of Finance Charge Receivables allocable to the Segregated Transferor Interest with respect to such Monthly Period, and

(b) on the following Transfer Date, (i) pay to the Series 2001-D Certificateholder an amount equal to the lesser of (x) the aggregate amount deposited in the Finance Charge Account pursuant to clause (a) above, and (y) the aggregate amount of all Prefunding Earnings Shortfalls (as defined in the Indenture and the related supplements thereto) for all tranches of Notes with respect to such Monthly Period and (ii) pay to the Holder of the Transferor Interest an amount equal to any excess; provided, however, that within two (2) Business Days of the occurrence of an Insolvency Event, the aggregate amount deposited into the Finance Charge Account pursuant to clause (a) on or prior to the occurrence of such Insolvency Event will, to the extent not previously paid to the Series 2001-D Certificateholder, be paid to the Series 2001-D Certificateholder.

SECTION 6. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 2001-D Certificateholders:

ARTICLE V

DISTRIBUTIONS AND REPORTS TO INVESTOR

CERTIFICATEHOLDERS

SECTION 5.01. Distributions. On each Transfer Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.04(b)) to the Certificate Representative the aggregate amount payable to the Series 2001-D Certificateholders pursuant to Section 4.06 to the account of the Certificate Representative, as specified in writing by the Certificate Representative, in immediately available funds.

SECTION 5.02. Monthly Series Certificateholders’ Statement. On or before each Transfer Date, the Trustee shall forward to the Certificate Representative and each Rating Agency a statement substantially in the form of Exhibit C to this Series Supplement prepared by the Servicer, delivered to the Trustee and the Transferor and setting forth, among other things, the following information:

(i) the amount of the current distribution;

(ii) the amount of the current distribution which constitute Available Funds and Available Investor Principal Collections;

(iii) the amount of Collections of Principal Receivables processed during the related Monthly Period and allocated to Series 2001-D;

(iv) the amount of Collections of Finance Charge Receivables processed during the related Monthly Period and allocated to Series 2001-D;

(v) the aggregate amount of Principal Receivables, the Investor Interest, the Floating Allocation Investor Interest, the Principal Allocation Investor Interest, the Floating Investor Percentage and the Principal Investor Percentage with respect to the Principal Receivables in the Trust as of the end of the day on the Record Date;

(vi) the aggregate outstanding balance of Accounts which were 30 to 59, 60 to 89, 90 to 119, 120 to 149 and 150 or more days delinquent as of the end of the day on the Record Date;

(vii) the Aggregate Investor Default Amount for the related Monthly Period;

(viii) the amount of the Investor Servicing Fee, the Net Servicing Fee and the Servicer Interchange for the related Monthly Period; and

(ix) such other items as are set forth in Exhibit C to this Series Supplement.

SECTION 7. Series 2001-D Pay Out Events. If any one of the following events shall occur with respect to the Series 2001-D Certificate:

(a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of the Agreement or this Series Supplement, on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure has a material adverse effect on the Series 2001-D Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of the Series 2001-D Certificate evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 2001-D, and continues to affect materially and adversely the interests of the Series 2001-D Certificateholders for such period;

(b) any representation or warranty made by the Transferor in the Agreement or this Series Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 or 2.06 of the Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of the Series 2001-D Certificate evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 2001-D, and (ii) as a result of which the interests of the Series 2001-D Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Series 2001-D Pay Out Event pursuant to this subsection 7(b) hereof shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

(c) the Transferor shall fail to convey Receivables arising under Additional Accounts, or Participations, to the Trust, as required by subsection 2.06(a) of the Agreement; or

(d) any Servicer Default shall occur which would have a material adverse effect on the Series 2001-D Certificateholders;

then, in the case of any event described in subsection 7(a), (b) or (d) hereof, after the applicable grace period set forth in such subparagraphs, if any, either the Trustee or Holders of the Series 2001-D Certificate evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 2001-D by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Series 2001-D Certificateholders) may declare that a pay out event (a “Series 2001-D Pay Out Event”) has occurred as of the date of such notice, and in the case of any event described in subsection 7(c) hereof, a Series 2001-D Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Series 2001-D Certificateholders immediately upon the occurrence of such event.

SECTION 8. Sale of Investor Interest Pursuant to Subsection 2.04(e) or 10.02(a) of the Agreement.

(a) (i) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the reassignment deposit amount with respect to Series 2001-D in connection with a reassignment of Principal Receivables pursuant to subsection 2.04(e) of the Agreement shall be equal to the Reassignment Amount for the first Transfer Date following the Monthly Period in which such reassignment obligation arises under the Agreement.

(ii) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the minimum bid in connection with a sale of Receivables pursuant to subsection 10.02(a) of the Agreement shall be equal to the Reassignment Amount for the first Transfer Date following the Monthly Period in which such sale of receivables obligation arises under the Agreement.

(b) With respect to the proceeds from any reassignment of Principal Receivables available for distribution to the Series 2001-D Certificateholders as described in this Section 8 or any Termination Proceeds from the sale of Receivables (or interests therein) allocable to the Investor Interest deposited into the Collection Account pursuant to subsection 12.01(b) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the following Transfer Date, make deposits or distributions of such amounts and pay such amounts to the Series 2001-D Certificateholders.

(c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount payable to the Series 2001-D Certificateholders pursuant to subsection 10.02(a) of the Agreement and all amounts available for distribution to the Series 2001-D Certificateholders shall be distributed in full to the Series 2001-D Certificateholders on such date and shall be deemed to be a final distribution pursuant to Section 12.01 of the Agreement.

SECTION 9. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.

(a) Not later than 12:00 noon, New York City time, on the Transfer Date following the date on which Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.02(b) of the Agreement, the Trustee shall (after giving effect to any deposits and distributions otherwise to be made on such Transfer Date) deduct from the Collection Account an amount equal to the Outstanding principal amount of all Notes on such Transfer Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and pay such amount to the Series 2001-D Certificateholders; provided, however, that the amount of such payment shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (y) the Principal Investor Percentage with respect to the related Monthly Period.

(b) Not later than 12:00 noon, New York City time, on the Transfer Date following the date on which Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Transfer Date) deduct from the Collection Account an amount equal to the accrued, past due and additional interest on all Notes on such Transfer Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and pay such amount to the Series 2001-D Certificateholders; provided, however, that the amount of such payment shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and (y) the Floating Investor Percentage with respect to such Monthly Period.

(c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount payable to the Series 2001-D Certificateholders pursuant to this Section, and all amounts on deposit in the Collection Account for distribution to the Series 2001-D Certificateholders shall be distributed in full to the Series 2001-D Certificateholders on the Transfer Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Transfer Date, on the immediately following Transfer Date) and shall be deemed to be a final distribution pursuant to Section 12.01 of the Agreement.

(d) Notwithstanding any provision of the Agreement or this Series Supplement, for purposes of subsection 9.02(a) of the Agreement, the Holders of the Series 2001-D Certificates shall be deemed to have irrevocably disapproved a liquidation of the Receivables following an Insolvency Event with respect to the Transferor.

SECTION 10. Sale of Receivables. Upon notice to the Trustee, the Transferor, and the Servicer by the Certificate Representative pursuant to the Indenture with respect to any tranche of accelerated Notes or any tranche of Notes which has reached its Legal Maturity Date, the Trustee will cause the Trust to sell to a Permitted Assignee Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount specified by the Certificate Representative which shall be a portion of the Investor Interest of Series 2001-D equal to the Nominal Liquidation Amount of the affected tranche of Notes, calculated as of the end of the prior Monthly Period (after giving effect to deposits and distributions otherwise to be made with respect to such Monthly Period). The proceeds from such sale shall be immediately paid to the Certificate Representative.

SECTION 11. Series 2001-D Termination. The right of the Series 2001-D Certificateholders to receive payments from the Trust will terminate on the first Business Day following the earlier to occur of (i) the date designated by the Transferor following the last occurring Legal Maturity Date of any tranche of Notes, and (ii) the Trust Termination Date.

SECTION 12. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 13. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Series Supplement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Series Supplement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Series Supplement involves at least $100,000.00, and (b) that this Series Supplement has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

SECTION 14. Additional Notices. For so long as the Series 2001-D Certificate shall be outstanding, the Transferor agrees to provide Fitch with the notice provided to each Rating Agency in subsection 2.06(c)(i) of the Agreement and agrees to provide to Fitch and Standard and Poor’s the Opinion of Counsel provided to Moody’s pursuant to subsection 2.06(c)(vi) of the Agreement, in each case in the times and the manner provided for in such subsections.

SECTION 15. Additional Representations and Warranties of the Servicer. The Servicer, hereby makes as of the Closing Date and as of the Amendment Closing Date, and any Successor Servicer by its appointment under the Agreement shall make the following representations and warranties:

(a) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Series Supplement by the Servicer and the performance of the transactions contemplated by this Series Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

(b) Rescission or Cancellation. The Servicer shall not cause or authorize any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

(c) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (as defined in the Delaware UCC).

SECTION 16. No Petition. To the fullest extent permitted by applicable law, the Transferor, the Servicer and the Trustee, by entering into this Series Supplement, and each Series 2001-D Certificateholder, by accepting the Series 2001-D Certificate or any portion thereof, hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2001-D Certificateholders, the Agreement or this Series Supplement.

To the fullest extent permitted by applicable law, the Servicer and the Trustee, by entering into this Series Supplement, and each Series 2001-D Certificateholder, by accepting the Series 2001-D Certificate or any portion thereof, hereby covenant and agree that they will not at any time institute against the Transferor, or join in any institution against the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law.

SECTION 17. Certain Tax Related Amendments. In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or this Series Supplement, this Series Supplement may be amended by the Transferor without the consent of the Servicer, Trustee or any Series 2001-D Certificateholder if the Transferor provides the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) a certificate that such amendment or modification would not materially and adversely affect any Series 2001-D Certificateholder; provided, that no such amendment shall be deemed effective without the Trustee’s consent, if the Trustee’s rights, duties and obligations hereunder are thereby modified. Promptly after the effectiveness of any amendment pursuant to this Section 17, the Transferor shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

SECTION 18. Treatment of Noteholders. Subject to subsection 9(d), for purposes of any provision of the Agreement or this Series Supplement requiring or permitting actions with the consent of, or at the direction of, Series 2001-D Certificateholders holding a specified percentage of the aggregate unpaid principal amount of 2001-D Certificates (a) each Noteholder will be deemed to be a Series 2001-D Certificateholder; (b) each Noteholder will be deemed to be the Holder of an aggregate unpaid principal amount of the Series 2001-D Certificate equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder’s Notes; (c) each series of Notes under the Indenture will be deemed to be a separate Series of Investor Certificates and the Holder of a Note of such series will be deemed to be the Holder of an aggregate unpaid principal amount of such Series of Investor Certificates equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder’s Notes of such series; (d) each tranche of Notes under the Indenture will be deemed to be a separate Class of Investor Certificates and the Holder of a Note of such tranche will be deemed to be the Holder of an aggregate unpaid principal amount of such Class of Investor Certificates equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder’s Notes of such tranche and (e) any Notes owned by the BA Credit Card Trust, the Transferor, the Servicer, any other holder of the Transferor Interest or any Affiliate thereof will be deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such consent or direction, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Transferor, the Servicer, any other holder of the Transferor Interest or any Affiliate thereof.

SECTION 19. Transfer of the Series 2001-D Certificate. After the Closing Date, the Series 2001-D Certificate may not be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion (as defined in the Indenture), respectively, with respect thereto.

SECTION 20. Amendment to the Agreement.

(a) On the first date on which there are no longer any Investor Certificates of any Series issued on or prior to April 25, 2001 which are outstanding, Section 9.02 of the Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

Section 9.02. Additional Rights Upon the Occurrence of Certain Events. If an Insolvency Event with respect to the Transferor pursuant to subsection 9.01(c) occurs, the Transferor shall on the day of such Insolvency Event immediately cease to transfer Principal Receivables to the Trustee and shall promptly give notice to the Trustee and the Servicer of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trustee of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trustee shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

(b) The Transferor hereby represents and warrants to the Trustee and the Servicer as of the date of this Series Supplement that, on or before the date of this Series Supplement, the conditions set forth in subsection 13.01(a) of the Agreement have been satisfied with respect to the amendment set forth in subsection 20(a).

SECTION 21. Annual Servicer’s Certificate for Series 2001-D. For purposes of the Officer’s Certificate prepared and delivered by the Servicer in accordance with Section 3.05 of the Agreement, with regard to Series 2001-D such Officer’s Certificate shall include a review of the Servicer’s activities and obligations under the Agreement, this Series Supplement and the Indenture.

SECTION 22. Annual Independent Accountants’ Servicing Report.

(a) With regard to any tranche of Notes or any additional Notes the offer and sale of which (i) commences on or before December 31, 2005 or (ii) is not registered with the Commission under the Securities Act, on or before the 90th day following the end of each fiscal year of the Trust and BA Credit Card Trust (or, if such 90th day is not a Business Day, the next succeeding Business Day), the Servicer, on behalf of the Trust, shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish reports prepared in accordance with Sections 3.06(a) and (b) of the Agreement. A copy of such reports may be obtained by any Series 2001-D Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

(b) Notwithstanding any provision of Section 3.06 of the Agreement or subsection 22(a) to the contrary, with regard to any tranche of Notes or any additional Notes the offer and sale of which (i) commences after December 31, 2005 and (ii) is registered with the Commission under the Securities Act, on or before the 90th day following the end of each fiscal year of the Trust and BA Credit Card Trust (or, if such 90th day is not a Business Day, the next succeeding Business Day), commencing with the fiscal year ending June 30, 2006, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.05, to the Trustee, the Transferor and the Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the immediately preceding fiscal year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB.

A copy of such report (or reports, as applicable) may be obtained by any Series 2001-D Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

SECTION 23. Compliance with Regulation AB.

(a) Intent of the Parties; Reasonableness. The Transferor, the Trustee and the Servicer acknowledge and agree that the purpose of this Section 23 is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission (the “Commission”). The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Trustee or to the Trustee’s obligations under the Agreement or this Series Supplement. The Servicer shall cooperate fully with the Transferor to deliver to the Transferor (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Transferor to permit the Transferor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Accounts, or the servicing of the Receivables, reasonably believed by the Transferor to be necessary in order to effect such compliance.

(b) Additional Representations and Warranties of the Trustee. The Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 23(c) that, except as disclosed in writing to the Transferor prior to such date: (i) neither the execution or the delivery by the Trustee of the Agreement or this Series Supplement, the performance by the Trustee of its obligations under this Agreement or this Series Supplement nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Trustee’s ability to perform its obligations under the Agreement or this Series Supplement, or of any judgment or order applicable to the Trustee; and (ii) there are no proceedings pending or threatened against the Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee to enter into the Agreement or this Series Supplement or to perform its obligations under the Agreement or this Series Supplement.

(c) Information to Be Provided by the Trustee. The Trustee shall (i) on or before the final Business Day of each month, provide to the Transferor, in writing, such information regarding the Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Trustee shall (i) on or before the final Business Day of each January, April, July and October, provide to the Transferor such information regarding the Trustee as is requested for the purpose of compliance with Items 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(A) the Trustee’s name and form of organization;

(B) a description of the extent to which the Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;

(C) a description of any affiliation or relationship between the Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) any depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

(D) In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

(d) Report on Assessment of Compliance and Attestation. On or before the 60th day following the end of each fiscal year of the Trust and BA Credit Card Trust, commencing in 2006, the Trustee shall:

(i) deliver to the Transferor and the Servicer a report regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and the Servicer and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria specified in Exhibit E hereto or such criteria as mutually agreed upon by the Transferor and the Trustee;

(ii) deliver to the Transferor and the Servicer a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Transferor, the Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust, BA Credit Card Trust or the Transferor with respect to a Securitization Transaction a certification, signed by any Vice President or more senior officer of the Trustee, substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Transferor and the Trustee.

The Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(e) Additional Representations and Warranties of the Servicer. The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under subsection 23(f) that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under the Agreement and this Series Supplement have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under the Agreement or this Series Supplement; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any unaffiliated third-party originator of Receivables.

(f) Information to Be Provided by the Servicer. In connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following request by the Transferor, provide to the Transferor, in writing, the information specified in this subsection, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

(i) If so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicing Party’s name and form of organization;

(B) a description of how long the Servicing Party has been servicing credit card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under the Agreement and this Series Supplement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of credit card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicing Party utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under the Agreement and this Series Supplement;

(D) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under the Agreement or this Series Supplement;

(E) a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(F) a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(G) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(ii) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under the Agreement or this Series Supplement by any Person (A) into which the Servicer or such Subservicer may be merged or consolidated, or (B) which may be appointed as a successor to the Servicer or such Subservicer, the Servicer shall provide to the Transferor at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Transferor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably requested by the Transferor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Series or Class, or any Notes issued by BA Credit Card Trust.

(iii) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of the Agreement and this Series Supplement, if so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under the Agreement and this Series Supplement, commencing with the first such report due not less than ten (10) Business Days following such request.

(g) Report on Assessment of Compliance and Attestation. On or before the 60th day following the end of each fiscal year of the Trust and BA Credit Card Trust, commencing in 2006, the Servicer shall:

(i) deliver to the Transferor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified in Exhibit E or such criteria as mutually agreed upon by the Transferor and the Servicer;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Servicing Participant to deliver to the Transferor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this subsection; and

(iv) deliver to the Transferor and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Trust, BA Credit Card Trust or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Each assessment of compliance provided by a Subservicer pursuant to subsection 23(f)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit E hereto delivered to the Transferor upon reasonable request of the Transferor after the execution of the Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Servicing Participant (other than the Servicer or any Subservicer) pursuant to subsection 23(f)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to subsection 23(g).

(h) Use of Subservicers and Servicing Participants.

(i) The Servicer shall use its best efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of this subsection 23(g)(i). The Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under the Agreement or this Series Supplement, if those Servicing Participants agree to comply with the provisions of subsection 23(g)(ii).

(ii) It shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Subservicer. The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of this subsection 23(g) and with Section 3.05 of the Agreement and subsections 23(e) and (f) to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 3.05 of the Agreement, any assessment of compliance and attestation required to be delivered by such Subservicer under subsection 23(f) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under subsection 23(f) as and when required to be delivered.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Second Amended and Restated Series 2001-D Supplement to be duly executed by their respective officers as of the day and year first above written.

BA CREDIT CARD FUNDING, LLC,
as Transferor

By:	/s/ Marcie E. Copson-Hall
Name:	Marcie E. Copson-Hall
Title:	President

FIA CARD SERVICES,
NATIONAL ASSOCIATION (formerly known as MBNA America Bank, National Association), as Servicer

By:	/s/ Scott W. McCarthy
Name:	Scott W. McCarthy
Title:	Senior Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Catherine L. Cerilles
Name:	Catherine L. Cerilles
Title:	Assistant Vice President

[Signature Page to Second Amended and Restated Series 2001-D Supplement

dated as of October 20, 2006]

EXHIBIT A

FORM OF CERTIFICATE

THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2001-D CERTIFICATE, AGREES THAT IT IS ACQUIRING THIS SERIES 2001-D CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF AND THAT NEITHER THIS SERIES 2001-D CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS SERIES 2001-D CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2001-D CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No.

BA MASTER CREDIT CARD TRUST II

SERIES 2001-D CERTIFICATE

ASSET BACKED CERTIFICATE, SERIES 2001-D

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard®, VISA® and American Express credit card receivables generated or acquired by FIA Card Services, National Association (formerly known as MBNA America Bank, National Association) and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or obligation of

BA Credit Card Funding, LLC

or any Affiliate thereof.)

This certifies that                                                                                        (the “Investor Certificateholder”) is the registered owner of an Undivided Interest in BA Master Credit Card Trust II (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) now existing or hereafter created and arising in connection with selected

MasterCard, VISA and American Express* credit card accounts (the “Accounts”) of FIA Card Services, National Association, a national banking association organized under the laws of the United States, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables but excluding recoveries on any charged-off Receivables), the right to certain amounts received as Interchange with respect to the Accounts and the other assets and interests constituting the Trust pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, as supplemented by the Second Amended and Restated Series 2001-D Supplement, dated as of October 20, 2006 (collectively, the “Pooling and Servicing Agreement”), by and among BA Credit Card Funding, LLC, as Transferor (the “Transferor”), FIA Card Services, National Association, as Servicer (the “Servicer”), and The Bank of New York, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereinbelow.

To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and by which the Investor Certificateholder is bound.

Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Investor Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement and reference is made to that Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

Beginning on July 13, 2001 and on each Transfer Date thereafter, the Trustee shall distribute to the Investor Certificateholders of record as of the last Business Day of the calendar month preceding such Transfer Date such amounts as are payable pursuant to the Pooling and Servicing Agreement and as are requested by the certificate delivered to the Trustee by the Servicer pursuant to Section 5.01 of the Pooling and Servicing Agreement. The Series 2001-D Termination Date is the earlier the occur of (i) the date designated by the Transferor following the last occurring Legal Maturity Date of any tranche of Notes and (ii) the Trust Termination Date. Principal with respect to the Series 2001-D Certificates will be paid under the circumstances described in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Investor Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

This Investor Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to

*	VISA®, MasterCard® and American Express® are federally registered servicemarks of Visa U.S.A., Inc., MasterCard International Incorporated and American Express Company, respectively.

Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Investor Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

IN WITNESS WHEREOF, BA Credit Card Funding, LLC has caused this Series 2001-D Certificate to be duly executed under its official seal.

By:
Authorized Officer

Date:	,

Form of Trustee’s Certificate of Authentication

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2001-D Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK,
Trustee

By:
Authorized Signatory

Date:	,

EXHIBIT B

FORM OF MONTHLY PERFORMANCE STATEMENT AND NOTIFICATION

TO THE TRUSTEE

FIA CARD SERVICES, NATIONAL ASSOCIATION

BA MASTER CREDIT CARD TRUST II, SERIES 2001-D

MONTHLY PERIOD ENDING                          ,

Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 2001-D Supplement. This notice is delivered pursuant to Section 4.06.

A)	FIA Card Services, National Association is the Servicer under the Pooling and Servicing Agreement.

B)	The undersigned is a Servicing Officer.

C)	The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.

I. INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.06, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account and the Principal Account on                          ,         , which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsection 3(a) of the Series 2001-D Supplement and Section 4.06 of the Pooling and Servicing Agreement:

A.	Pursuant to subsection 3(a) of the Series 2001-D Supplement:

	1.	Servicer Interchange	$

B.	Pursuant to subsection 4.06(b)(ii):

	1.	Amount to be treated as Shared Principal Collections	$

C.	Pursuant to subsection 4.06(b)(iii):

	1.	Amount to be paid to the Holder of the Transferor Interest	$

	2.	Unallocated Principal Collections	$

D.	Pursuant to subsection 4.06(c)(ii):

	1.	Amount to be paid to the Holder of the Transferor Interest	$

	2.	Unallocated Principal Collections	$

II. INSTRUCTION TO MAKE CERTAIN PAYMENTS

Pursuant to Section 4.06, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.01 to the account of the Certificate Representative on                          ,         , which date is a Transfer Date under the Pooling and Servicing Agreement, the amounts as set forth below:

A.	Pursuant to subsection 4.06(a):

	1.	Amount of Available Funds to be distributed to the Series 2001-D Certificateholders from the Finance Charge Account	$

B.	Pursuant to subsection 4.06(b)(i):

	1.	Series 2001-D Monthly Principal Payment to be distributed to the Series 2001-D Certificateholders from the Principal Account	$

C.	Pursuant to subsection 4.06(c)(i):

	1.	Amount to be distributed to the Series 2001-D Certificateholders from the Principal Account	$

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this     th day                          ,         .

FIA CARD SERVICES, NATIONAL ASSOCIATION, Servicer

By:
Name:
Title:

EXHIBIT C

FORM OF MONTHLY SERIES 2001-D CERTIFICATEHOLDERS’ STATEMENT

Series 2001-D

FIA CARD SERVICES, NATIONAL ASSOCIATION

BA MASTER CREDIT CARD TRUST II

The information which is required to be prepared with respect to the Transfer Date of                          ,          and with respect to the performance of the Trust during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.	Information Regarding the Current Monthly Distribution

	1.	The amount of the current monthly distribution which constitutes Available Funds	$

	2.	The amount of the current monthly distribution which constitutes Available Investor Principal Collections	$

		Total	$

B.	Information Regarding the Performance of the Trust

	1.	Collection of Principal Receivables

		(a) The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period and allocated to Series 2001-D	$

	2.	Collection of Finance Charge Receivables

		(a) The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period and allocated to Series 2001-D	$

3.	Principal Receivables in the Trust

	(a)	The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the related Monthly Period	$

	(b)	The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 2001-D as of the end of the day on the last day of the related Monthly Period	$

	(c)	The Floating Allocation Investor Interest as of the end of the day on the last day of the related Monthly Period	$

	(d)	The Principal Allocation Investor Interest as of the end of the day on the last day of the related Monthly Period	$

	(e)	The Floating Investor Percentage with respect to the related Monthly Period		%

		The Principal Investor Percentage with respect to the related Monthly Period		%

4.	Shared Principal Collections

	The aggregate amount of Shared Principal Collections applied as Available Investor Principal Collections………		$

5.	Delinquent Balances

The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

Aggregate Account Balance			Percentage of Total Receivables

(a)	30 - 59 days:	$		%

(b)	60 - 89 days:	$		%

(c)	90 - 119 days:	$		%

(d)	120 - 149 days:	$		%

(e)	150 - 179 days:	$		%
(f)	180 - or more days:	$		%
	Total:	$		%

6.	Investor Default Amount

	(a)	The Aggregate Investor Default Amount for the related Monthly Period	$

7.	Investor Servicing Fee

	(a)	The amount of the Investor Servicing Fee payable by the Trust to the Servicer for the related Monthly Period	$

	(b)	The amount of the Net Servicing Fee payable by the Trust to the Servicer for the related Monthly Period	$

	(c)	The amount of the Servicer Interchange payable by the Trust to the Servicer for the related Monthly Period	$

8.	Portfolio Yield

	(a)	The Portfolio Yield for the related Monthly Period	$

FIA CARD SERVICES,
NATIONAL ASSOCIATION,
Servicer

By:
Name:
Title:

SCHEDULE TO EXHIBIT C

SCHEDULE TO MONTHLY SERVICER’S CERTIFICATE

MONTHLY PERIOD ENDING                          ,

FIA CARD SERVICES, NATIONAL ASSOCIATION

BA MASTER CREDIT CARD TRUST II, SERIES 2001-D

1.	The aggregate amount of the Investor Percentage of Collections of Principal Receivables	$

2.	The aggregate amount of the Investor Percentage of Collections of Finance Charge Receivables (excluding Interchange)	$

3.	The aggregate amount of the Investor Percentage of Interchange	$

4.	The aggregate amount of Servicer Interchange	$

5.	The aggregate amount of funds on deposit in Finance Charge Account allocable to the Series 2001-D Certificates	$

6.	The aggregate amount of funds on deposit in the Principal Account allocable to the Series 2001-D Certificates	$

7.	The amount of Available Funds payable to the Series 2001-D Certificateholders	$

	a. The amount of Principal Account Investment Proceeds	$

	b. The amount of Finance Charge Account Investment Proceeds	$

8.	The amount of Available Investor Principal Collections payable to the Series 2001-D Certificateholders	$

9.	The sum of all amounts payable to the Series 2001-D Certificateholders	$

10.	To the knowledge of the undersigned, no Series 2001-D Pay Out Event or Trust Pay Out Event has occurred except as described below:

None.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this     th day of                          ,         .

FIA CARD SERVICES,
NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

EXHIBIT D

FORM OF ANNUAL CERTIFICATION

Re:	The Second Amended and Restated Series 2001-D Supplement to the Second Amended and Restated Pooling and Servicing Agreement, each dated as of October 20, 2006, each as amended, supplemented or otherwise modified from time to time (collectively, the “Agreement”), each among FIA Card Services, National Association (formerly known as MBNA America Bank, National Association), as servicer (the “Servicer”), BA Credit Card Funding, LLC, as transferor (the “Transferor”), and The Bank of New York, as trustee.

I,                                                                              , the                                                                               of [name of trustee or servicer] (the “Company”), certify to the Transferor, the Servicer and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Company Information”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB that were delivered by the Company to the Transferor and the Servicer pursuant to the Agreement;

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor [and the Servicer]; and

(4) To the best of my knowledge, except as disclosed in the reports discussed in clause (1) above, the Company has fulfilled its obligations under the Agreement.

Date:

By:
Name:
Title:

D-1

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Trustee] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

[to be updated for criteria applicable to the Servicer]

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer, Trustee

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Trustee

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer, Trustee

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Servicer, Trustee

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

E-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	Servicer

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Servicer, Trustee

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Trustee

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Servicer, Trustee

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements	Servicer, Trustee

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	Servicer

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Servicer

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.	Servicer

E-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Servicer

[THE BANK OF NEW YORK,
as Trustee]

[FIA CARD SERVICES, NATIONAL ASSOCIATION, as Servicer]

Date:

By:
Name:
Title:

E-3